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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-1872) pertaining to the 1995 Stock Option Plan, as amended, the Employee Stock Purchase Plan, and the 1995 Non-Employee Directors' Stock Option Plan of CyberCash, Inc. of our report dated January 23, 1997, with respect to the consolidated financial statements of CyberCash, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1996.

                                                         /s/ Ernst & Young LLP

Vienna, Virginia
March 6, 1997